                                                                    Exhibit 99.2


      Report on Applying Agreed-Upon Procedures of Independent Accountants

National City Bank
Cleveland, Ohio

Wilmington Trust Company
Wilmington, Delaware

The Bank of New York
New York, New York

We have audited the consolidated financial statements of National City Corporation and its subsidiaries (the Company) as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

We are independent with respect to the Company under Rule 101 of the AICPA's Code of Professional Conduct and its interpretations and rulings.

We have performed the procedures enumerated below, which were agreed to by the managements of National City Bank (National City) and The Bank of New York, solely to assist you in evaluating the servicing of auto receivables during the period from March 1, 2002 through December 31, 2002, for compliance with the terms and conditions set forth in the Sale and Servicing Agreement (the Agreement) dated March 1, 2002 for the National City Auto Receivables Trust 2002-A (the Trust) among National City, as Seller and Servicer (the Servicer), and the Bank of New York, as Trustee. This agreed-upon procedures engagement was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of those parties specified in this report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

Procedures and Results

   I. For a sample of 15 loan payments made during the period from March 1, 2002 through December 31, 2002, we performed the following:

      1) To determine that the loan payments were posted to the applicable loan records within two business days of receipt, we made inquiries of management as to the collection and processing of payments, who stated that loans payments are posted within two days of receipt.

      2) To determine that the allocation of loan payments to principal and interest was made in accordance with the loan documents and the Agreement, we recalculated the amount allocable to interest and principal for the last payment made in 2002 and noted no exceptions greater than $5.00 and 5%.

      3) To determine that the loans are appropriately flagged as part of the securitized pool on the Servicer's loan application/servicing system, we obtained queries generated from the Servicer's application/servicing system indicating that the loans held in the securitized pool were appropriately flagged as part of the securitized pool of loans.

   II. For a sample of 15 accounts that received payment extensions during the period from March 1, 2002 though December 31, 2002, we performed the following:

      1) To determine that the extensions granted were in accordance with the Extension Policy specified in the Agreement, we obtained loan account payment histories to determine that extensions granted were in accordance with the specified policy, and noted no exceptions.

      2) For any extensions in the sample that were not granted in accordance with the Extension Policy, we determined that the loan was repurchased by the servicer, as specified by the Agreement. Since no accounts in our sample had extensions granted outside of the policy, no additional testing was necessary.

   III. For a sample of 15 accounts that were delinquent as of October 31, 2002, we performed the following:

      1) To determine that the delinquency reported by the system is accurate based upon the account's payment history, we recalculated the delinquency (in days) based on the loan payment and transaction histories, and noted no exceptions.

      2) To determine that the servicer is investigating and pursuing delinquent accounts in the sample that were greater than 60 days past due, we obtained and reviewed the collection history screens for all accounts in our sample that met the above-mentioned criteria. We found that documentation of collection calls was noted in the collection screens for each account greater than 60 days past due, in accordance with the Servicer's collection policy.

   IV. For a sample of 2 deposits to the investors' trust accounts during the period from March 1, 2002 through December 31, 2002, we performed the following:

      1) To determine that payments made to the trust accounts on behalf of the investors were made on a timely basis in accordance with the Agreement and for the amount of applicable collections during the period, we obtained the Monthly Servicer's Certificate Report (the Reports) for June and November and traced the total applicable collection amount as set forth on the Reports to the Bank of New York trust account without exception, and determined that the deposit was made by the Payment Date of the month as required by the Agreement.

   V. For purposes of this letter, we have also read the December 31, 2002 Monthly Servicer's Certificate Report (attached to this letter) attached to the 2002 Officer Certificate, and performed the following procedures which were applied as indicated with respect to the letter explained below.

      A. We compared the dollar and other amounts to amounts set forth in or derived from system database query reports. Such reports were prepared by the Servicer based on information contained in the loan servicing systems maintained by the Servicer. No exceptions were noted.

      B. We compared the dollar and other amounts to the November 2002 Monthly Servicer's Certificate Report. No exceptions were noted.

      C. We compared the dollar amount to the trustee bank statement, or recalculated the amount based on data in the trustee bank statement, and related reconciliation prepared by the Servicer. No exceptions were noted.

      D. We proved the arithmetic accuracy of the percentages or amounts, based on the data in the Monthly Servicer's Certificate Report, the November Monthly Servicer's Certificate Report, the Agreement, or the reports indicated in A above, prepared by the Servicer. No exceptions were noted.

      E. We compared the dollar and other amounts to the Agreement. No exceptions were noted.

We were not engaged to and did not conduct an examination, the objective of which would be the expression of an opinion on the servicing of auto receivables during the period from March 1, 2002 through December 31, 2002, for compliance with the terms and conditions set forth in the Agreement dated March 1, 2002. Accordingly we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

We have no obligation to update this letter because of events and transactions occurring subsequent to December 31, 2002. Because the above procedures do not constitute an audit conducted in accordance with auditing standards generally accepted in the United States, we do not express an opinion on any of the data referred to above. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you. This report relates only to the data specified above and does not extend to any consolidated financial statements of National City Corporation taken as a whole or National City Auto Receivables Trust 2002-A or any of their affiliates.

This report is intended solely for the information and use of the board of directors and managements of National City, Wilmington Trust Company and The Bank of New York, and is not intended to be and should not be used by anyone other than these specified parties. However, this report is a matter of public record and its distribution is not limited.



March 31, 2003

                   National City Auto Receivables Trust 2002-A
        $229,500,000 2.04% Automobile Loan Pass-Through Notes, Class A-1 $230,000,000 3.00% Automobile Loan Pass-Through Notes, Class A-2 $321,000,000 4.04% Automobile Loan Pass-Through Notes, Class A-3 $266,235,000 4.83% Automobile Loan Pass-Through Notes, Class A-4 $ 47,200,000 3.62% Automobile Loan Pass-Through Notes, Class B
        $ 16,659,100 4.52% Automobile Loan Pass-Through Notes, Class C
                       MONTHLY SERVICER CERTIFICATE REPORT

Collection Period                                                                                       10
Collection Period # Beginning Date                                                             Dec-01-2002
Collection Period # End Date                                                                   Dec-31-2002
Distribution Date                                                                              Jan-15-2003

I.   Available Amount in the Certificate Account
A.   Credits
                1.  Payments from Obligors Applied to Collection Period
                              a. Scheduled Principal Payments                            $   13,443,833.12      A
                              b. Prepaid Principal Payments                              $   12,919,423.93      A
                              c. Total Principal Payments                                $   26,363,257.05      D
                              d. Interest Payments                                       $    5,864,491.28      A
                              e. Total (c+d)                                             $   32,227,748.33      D
                2.  Repurchase Amount From Repurchased Receivable
                              a. Principal Payments                                      $            0.00      A
                              b. Interest Payments                                       $            0.00      A
                              c. Total (a+b)                                             $            0.00      D
                3.  Recovery of Defaulted Receivable
                              a. Gross Loan Default Balance                              $    1,538,255.64      A
                              b. Net Liquidation Proceeds                                $      441,483.83      A
                              c. Other Net Recovery Amount                               $       57,431.57      A
                              d. Liquidation Proceeds Allocated to Principal             $      441,483.83      A
                              e. Net Loan Default Balance                                $    1,096,771.81      D
                              f. Other Net Recovery Allocated to Principal               $       57,392.31      A
                              g. Total Principal Recovery Amount                         $      498,876.14      D
                              h. Net Liquidation Proceeds Allocated to Interest          $            0.00      D
                              i. Other Net Recovery Allocated to Interest                $           39.26      D
                              j. Total Interest Recovery Amount                          $           39.26      D
                              k. Net Principal loss                                      $    1,039,379.50      D
                4.  Advance by Servicer                                                  $            0.00      C
                5.  Investment Earnings on Reserve Account (as of month end)             $       12,557.13      C
                6.  Payment for Optional Prepayment at Call Date                         $            0.00      C
                7.  Total Credits (sum 1 through 6)                                      $   32,739,220.86      D
B.   Total Collections                                                                   $   32,739,220.86      D
                1.  Available Interest Collections                                       $    5,877,087.67      D
                2.  Available Principal Collections                                      $   26,862,133.19      D

II.  Receivable Pool Balance
A.   Original Principal Pool Balance plus deposit in Prefunding Account                  $1,110,594,100.82      E
B.   Principal Pool Balance as of the Beginning of the Collection Period                 $  845,784,949.78      B
C.   Principal Pool Balance as of the End of the Collection Period                       $  817,883,437.09    D,A

III. Note Principal Balances For the Collection Period
A.   Class A Notes
                1.  Beginning Class A-1 Balance                                          $            0.00      B
                2.  Ending Class A-1 Balance                                             $            0.00      D
                3.  Beginning Class A-2 Balance                                          $  197,249,952.02      B
                4.  Ending Class A-2 Balance                                             $  171,370,658.62      D
                5.  Beginning Class A-3 Balance                                          $  321,000,000.00      B
                6.  Ending Class A-3 Balance                                             $  321,000,000.00      D
                7.  Beginning Class A-4 Balance                                          $  266,235,000.00      B
                8.  Ending Class A-4 Balance                                             $  266,235,000.00      D
B .  Class B Notes
                1.  Beginning Class B Balance                                            $   45,308,497.23      B
                2.  Ending Class B Balance                                               $   43,813,819.88      D
C.   Class C Notes
                1.  Beginning Class C Balance                                            $   15,991,499.71      B
                2.  Ending Class C Balance                                               $   15,463,957.77      D

IV.  Reserve Account Balance For the Collection Period
A.   Initial Reserve Account Deposit                                                     $            0.00
B.   Beginning Reserve Account Balance                                                   $   11,105,941.01      B
C.   Ending Reserve Account Balance                                                      $   11,105,941.01      D

V.   Summary of Cash Disbursements
A.   Available Collections                                                               $   32,739,220.86      D

                   National City Auto Receivables Trust 2002-A
        $229,500,000 2.04% Automobile Loan Pass-Through Notes, Class A-1 $230,000,000 3.00% Automobile Loan Pass-Through Notes, Class A-2 $321,000,000 4.04% Automobile Loan Pass-Through Notes, Class A-3 $266,235,000 4.83% Automobile Loan Pass-Through Notes, Class A-4 $ 47,200,000 3.62% Automobile Loan Pass-Through Notes, Class B
        $ 16,659,100 4.52% Automobile Loan Pass-Through Notes, Class C
                       MONTHLY SERVICER CERTIFICATE REPORT

B. Withdrawals from Reserve Account                                                                       $          0.00      D
C. Total Available Collections                                                                            $ 32,739,220.86      D
D. Reimbursement of Advance                                                                               $          0.00      D
E. Payment of Servicing Fee                                                                               $    704,820.79      D
F. Interest paid to Class A-1 Notes                                                                       $          0.00      D
G. Interest paid to Class A-2 Notes                                                                       $    493,124.88      D
H. Interest paid to Class A-3 Notes                                                                       $  1,080,700.00      D
I. Interest paid to Class A-4 Notes                                                                       $  1,071,595.88      D
J. Interest paid to Class B Notes                                                                         $    136,680.63      D
K. Interest paid to Class C Notes                                                                         $     60,234.65      D
L. Principal paid to Class A-1 Notes                                                                      $          0.00      D
M. Principal paid to Class A-2 Notes                                                                      $ 25,879,293.40      D
N. Principal paid to Class A-3 Notes                                                                      $          0.00      D
O. Principal paid to Class A-4 Notes                                                                      $          0.00      D
P. Principal paid to Class B Notes                                                                        $  1,494,677.36      D
Q. Principal paid to Class C Notes                                                                        $    527,541.94      D
R. Remaining Available Collections                                                                        $  1,290,551.34      D
S. Deposit from Remaining Available Collections to fund Reserve Account                                   $          0.00      D
T. Remaining Available Collections Released to Depositor                                                  $  1,290,551.34      D

VI. Scheduled Monthly Interest Distribution
A. Available Collections                                                                                  $ 32,739,220.86      D

B. Reimbursement of Advance
                1. Prior Advance Outstanding                                                              $          0.00      B
                2. Reimbursement of Prior Advance Outstanding from Interest Collections                   $          0.00      D
                3. Remaining Prior Advance Outstanding                                                    $          0.00      D
                4. Reimbursement of Prior Advance Outstanding from Reserve Account                        $          0.00      D
                5. Remaining Prior Advance Outstanding                                                    $          0.00      D
                6. Current Advance                                                                        $          0.00      D
                7. Total Advance Outstanding for the Period                                               $          0.00      D

C. Total Reimbursement of Advance paid                                                                    $          0.00      D

D . Remaining Available Collections                                                                       $ 32,739,220.86      D

E. Servicing Fee

                1. Current Servicing Fee Accrued                                                          $    704,820.79      D
                2. Unpaid Servicing Fees From Prior Collection Periods                                               0.00      D
                3. Total Servicing Fee Due                                                                $    704,820.79      D
                4. Payment of Servicing Fee from Interest Collections                                     $    704,820.79      D
                5. Payment of Servicing Fee from Reserve Account                                          $          0.00      D
                6. This period unpaid Servicing Fee                                                       $          0.00      D

F. Total Servicing Fee paid                                                                               $    704,820.79      D

G. Remaining Available Collections                                                                        $ 32,034,400.07      D

H. Class A Interest Distribution Amount
                1.1. Class A-1 Coupon Rate                                                                           2.04%     E
                1.2. Class A-1 Monthly Interest                                                           $          0.00      D
                1.3. Class A-1 Interest Carryover Shortfall                                               $          0.00      D
                1.4. Class A-1 Interest on Interest Carryover Shortfall                                   $          0.00      D
                1.5. Class A-1 Interest Distributable Amount                                              $          0.00      D
                1.6. Payment of Class A-1 Interest Distributable Amount from Interest Collections         $          0.00      D
                1.7. Payment of Class A-1 Interest Distributable Amount from Reserve Account              $          0.00      D
                1.8. This period Class A-1 Interest Carryover Shortfall                                   $          0.00      D

                2.1. Class A-2 Coupon Rate                                                                           3.00%     E
                2.2. Class A-2 Monthly Interest                                                           $    493,124.88      D
                2.3. Class A-2 Interest Carryover Shortfall                                               $          0.00      D
                2.4. Class A-2 Interest on Interest Carryover Shortfall                                   $          0.00      D
                2.5. Class A-2 Interest Distributable Amount                                              $    493,124.88      D
                2.6. Payment of Class A-2 Interest Distributable Amount from Interest Collections         $    493,124.88      D
                2.7. Payment of Class A-2 Interest Distributable Amount from Reserve Account              $          0.00      D
                2.8. This period Class A-2 Interest Carryover Shortfall                                   $          0.00      D

                   National City Auto Receivables Trust 2002-A
        $229,500,000 2.04% Automobile Loan Pass-Through Notes, Class A-1 $230,000,000 3.00% Automobile Loan Pass-Through Notes, Class A-2 $321,000,000 4.04% Automobile Loan Pass-Through Notes, Class A-3 $266,235,000 4.83% Automobile Loan Pass-Through Notes, Class A-4 $ 47,200,000 3.62% Automobile Loan Pass-Through Notes, Class B
        $ 16,659,100 4.52% Automobile Loan Pass-Through Notes, Class C
                       MONTHLY SERVICER CERTIFICATE REPORT

       3.1. Class A-3 Coupon Rate                                                                          4.04% E
       3.2. Class A-3 Monthly Interest                                                           $ 1,080,700.00  D
       3.3. Class A-3 Interest Carryover Shortfall                                               $         0.00  D
       3.4. Class A-3 Interest on Interest Carryover Shortfall                                   $         0.00  D
       3.5. Class A-3 Interest Distributable Amount                                              $ 1,080,700.00  D
       3.6. Payment of Class A-3 Interest Distributable Amount from Interest Collections         $ 1,080,700.00  D
       3.7. Payment of Class A-3 Interest Distributable Amount from Reserve Account              $         0.00  D
       3.8. This period Class A-3 Interest Carryover Shortfall                                   $         0.00  D

       4.1. Class A-4 Coupon Rate                                                                          4.83% E
       4.2. Class A-4 Monthly Interest                                                           $ 1,071,595.88  D
       4.3. Class A-4 Interest Carryover Shortfall                                               $         0.00  D
       4.4. Class A-4 Interest on Interest Carryover Shortfall                                   $         0.00  D
       4.5. Class A-4 Interest Distributable Amount                                              $ 1,071,595.88  D
       4.6. Payment of Class A-4 Interest Distributable Amount from Interest Collections         $ 1,071,595.88  D
       4.7. Payment of Class A-4 Interest Distributable Amount from Reserve Account              $         0.00  D
       4.8. This period Class A-4 Interest Carryover Shortfall                                   $         0.00  D

I. Total Interest paid to Class A Notes                                                          $ 2,645,420.76  D

J. First Priority Principal Distribution Amount                                                  $         0.00  D

K. Remaining Available Collections                                                               $29,388,979.31  D

L. Class B Interest Distribution Amount
       1.   Class B Coupon Rate                                                                            3.62% E
       2.   Class B Monthly Interest                                                             $   136,680.63  D
       3.   Class B Interest Carryover Shortfall                                                 $         0.00  D
       4.   Class B Interest on Interest Carryover Shortfall                                     $         0.00  D
       5.   Class B Interest Distributable Amount                                                $   136,680.63  D
       6.   Payment of Class B Interest Distributable Amount from Interest Collections           $   136,680.63  D
       7.   Payment of Class B Interest Distributable Amount from Reserve Account                $         0.00  D
       8.   This period Class B Interest Carryover Shortfall                                     $         0.00  D

M. Total Interest paid to Class B Notes                                                          $   136,680.63  D

N. Second Priority Principal Distribution Amount                                                 $11,910,012.16  D

O. Remaining Available Collections                                                               $17,342,286.52  D

P. Class C Interest Distribution Amount
       1.   Class C Coupon Rate                                                                            4.52% E
       2.   Class C Monthly Interest                                                             $    60,234.65  D
       3.   Class C Interest Carryover Shortfall                                                 $         0.00  D
       4.   Class C Interest on Interest Carryover Shortfall                                     $         0.00  D
       5.   Class C Interest Distributable Amount                                                $    60,234.65  D
       6.   Payment of Class C Interest Distributable Amount from Interest Collections           $    60,234.65  D
       7.   Payment of Class C Interest Distributable Amount from Reserve Account                $         0.00  D
       8.   This period Class C Interest Carryover Shortfall                                     $         0.00  D

Q. Total Interest paid to Class C Notes                                                          $    60,234.65  D

R. Total Interest paid from Reserve Account                                                      $         0.00  D

S. Remaining Available Collections                                                               $17,282,051.87  D

VII. Scheduled Monthly Principal Distributions
A. Principal Distribution Amount
       1.   Available Principal Collections                                                      $26,862,133.19  D
       2.   Net Principal Losses                                                                 $ 1,039,379.50  D
       3.   Total (1 + 2)                                                                        $27,901,512.69  D

B. Total Available Collections
       1.   Remaining Available Collections                                                      $17,282,051.87  D
       2.   First and Second Priority Principal Distribution Amount                              $11,910,012.16  D
       3.   Total (1 + 2)                                                                        $29,192,064.03  D

                   National City Auto Receivables Trust 2002-A
        $229,500,000 2.04% Automobile Loan Pass-Through Notes, Class A-1 $230,000,000 3.00% Automobile Loan Pass-Through Notes, Class A-2 $321,000,000 4.04% Automobile Loan Pass-Through Notes, Class A-3 $266,235,000 4.83% Automobile Loan Pass-Through Notes, Class A-4 $ 47,200,000 3.62% Automobile Loan Pass-Through Notes, Class B
        $ 16,659,100 4.52% Automobile Loan Pass-Through Notes, Class C
                       MONTHLY SERVICER CERTIFICATE REPORT

C. Principal Distribution Amount Triggers
             1. Average Three Period Charge Off Rate                                                                       1.21%   D
             2. Charge Off Rate Trigger                                                                                    4.50%   E
             3. Principal Distribution Amount Trigger Status                                                                Pass

D. Principal Distribution Amounts
             1. Class A-1 Principal Distribution Amount                                                          $          0.00   D
             2. Class A Principal Distribution Amount                                                            $ 25,879,293.40   D
             3. Class B Principal Distribution Amount                                                            $  1,494,677.36   D
             4. Class C Principal Distribution Amount                                                            $    527,541.94   D

E. Class A Principal Distribution Amount
             1.1. Beginning Class A-1 Principal Balance                                                          $          0.00   B
             1.2. Class A-1 Monthly Principal                                                                    $          0.00   D
             1.3. Class A-1 Principal Carryover Shortfall                                                        $          0.00   D
             1.4. Total Class A-1 Principal Distribution Amount                                                  $          0.00   D
             1.5. Payment of Class A-1 Principal Distribution Amount from Available Collections                  $          0.00   D
             1.6. Payment of Class A-1 Principal Distribution Amount from Reserve Account                        $          0.00   D
             1.8. Class A-1 Principal Carryover Shortfall for the Period                                         $          0.00   D
             1.9. Ending Class A-1 Principal Balance                                                             $          0.00   D

             2.1. Beginning Class A-2 Principal Balance                                                          $197,249,952.02   B
             2.2. Class A-2 Monthly Principal                                                                    $ 25,879,293.40   D
             2.3. Class A-2 Principal Carryover Shortfall                                                        $          0.00   D
             2.4. Total Class A-2 Principal Distribution Amount                                                  $ 25,879,293.40   D
             2.5. Payment of Class A-2 Principal Distribution Amount from Available Collections                  $ 25,879,293.40   D
             2.6. Payment of Class A-2 Principal Distribution Amount from Reserve Account                        $          0.00   D
             2.8. Class A-2 Principal Carryover Shortfall for the Period                                         $          0.00   D
             2.9. Ending Class A-2 Principal Balance                                                             $171,370,658.62   D

             3.1. Beginning Class A-3 Principal Balance                                                          $321,000,000.00   B
             3.2. Class A-3 Monthly Principal                                                                    $          0.00   D
             3.3. Class A-3 Principal Carryover Shortfall                                                        $          0.00   D
             3.4. Total Class A-3 Principal Distribution Amount                                                  $          0.00   D
             3.5. Payment of Class A-3 Principal Distribution Amount from Available Collections                  $          0.00   D
             3.6. Payment of Class A-3 Principal Distribution Amount from Reserve Account                        $          0.00   D
             3.8. Class A-3 Principal Carryover Shortfall for the Period                                         $          0.00   D
             3.9. Ending Class A-3 Principal Balance                                                             $321,000,000.00   D

             4.1. Beginning Class A-4 Principal Balance                                                          $266,235,000.00   B
             4.2. Class A-4 Monthly Principal                                                                    $          0.00   D
             4.3. Class A-4 Principal Carryover Shortfall                                                        $          0.00   D
             4.4. Total Class A-4 Principal Distribution Amount                                                  $          0.00   D
             4.5. Payment of Class A-4 Principal Distribution Amount from Available Collections                  $          0.00   D
             4.6. Payment of Class A-4 Principal Distribution Amount from Reserve Account                        $          0.00   D
             4.8. Class A-4 Principal Carryover Shortfall for the Period                                         $          0.00   D
             4.9. Ending Class A-4 Principal Balance                                                             $266,235,000.00   D

F. Total Principal paid to Class A Notes from Available Collections                                              $ 25,879,293.40   D

G. Remaining Available Collections                                                                               $  3,312,770.63   D

H. Class B Principal Distribution Amount
             1. Beginning Class B Principal Balance                                                              $ 45,308,497.23   B
             2. Class B Monthly Principal                                                                        $  1,494,677.36   D
             3. Class B Principal Carryover Shortfall                                                            $          0.00   D
             4. Total Class B Principal Distribution Amount                                                      $  1,494,677.36   D
             5. Payment of Class B Principal Distribution Amount from Available Collections                      $  1,494,677.36   D
             6. Payment of Class B Principal Distribution Amount from Reserve Account                            $          0.00   D
             7. Class B Principal Carryover Shortfall for the Period                                             $          0.00   D
             8. Ending Class B Principal Balance                                                                 $ 43,813,819.88   D

I. Total Principal paid to Class B Notes                                                                         $  1,494,677.36   D

J. Class C Principal Distribution Amount
             1. Beginning Class C Principal Balance                                                              $ 15,991,499.71   B
             2. Class C Monthly Principal                                                                        $    527,541.94   D

                   National City Auto Receivables Trust 2002-A
        $229,500,000 2.04% Automobile Loan Pass-Through Notes, Class A-1 $230,000,000 3.00% Automobile Loan Pass-Through Notes, Class A-2 $321,000,000 4.04% Automobile Loan Pass-Through Notes, Class A-3 $266,235,000 4.83% Automobile Loan Pass-Through Notes, Class A-4 $ 47,200,000 3.62% Automobile Loan Pass-Through Notes, Class B
        $ 16,659,100 4.52% Automobile Loan Pass-Through Notes, Class C
                       MONTHLY SERVICER CERTIFICATE REPORT

                3. Class C Principal Carryover Shortfall                                                         $          0.00   D
                4. Total Class C Principal Distribution Amount                                                   $    527,541.94   D
                5. Payment of Class C Principal Distribution Amount from Available Collections                   $    527,541.94   D
                6. Payment of Class C Principal Distribution Amount from Reserve Account                         $          0.00   D
                7. Class C Principal Carryover Shortfall for the Period                                          $          0.00   D
                8. Ending Class C Principal Balance                                                              $ 15,463,957.77   D

K. Total Principal paid to Class C Notes                                                                         $    527,541.94   D

L. Total Principal paid from Reserve Account                                                                     $          0.00   D

M. Remaining Available Collections                                                                               $  1,290,551.34   D

VIII. Required Reserve Account Amount for Next Distribution Date
A. Reserve Account Required Amount.
                Required Amount = min(1.00% of Initial Pool Balance, Ending Note Balance)                        $ 11,105,941.01   D

B. Required Reserve Account Amount for Next Period                                                               $ 11,105,941.01   D

C. Remaining Available Collections                                                                               $  1,290,551.34   D

D. Reserve Account Activity
                1. Beginning Reserve Account Balance                                                             $ 11,105,941.01   B
                2. Withdrawal from Reserve Account to pay Servicer Advance                                       $          0.00   D
                3. Withdrawal from Reserve Account to pay Servicing Fee                                          $          0.00   D
                4. Withdrawal from Reserve Account to pay Class A Interest                                       $          0.00   D
                5. Withdrawal from Reserve Account to pay Class B Interest                                       $          0.00   D
                6. Withdrawal from Reserve Account to pay Class C Interest                                       $          0.00   D
                7. Withdrawal from Reserve Account to pay Class A Principal                                      $          0.00   D
                8. Withdrawal from Reserve Account to pay Class B Principal                                      $          0.00   D
                9. Withdrawal from Reserve Account to pay Class C Principal                                      $          0.00   D
                10. Deposit from Remaining Available Collections to fund Reserve Account                         $          0.00   D
                11. Residual Cashflow to Certificate Holder                                                      $  1,290,551.34   D
                12. Ending Reserve Account Balance                                                               $ 11,105,941.01   D

IX. Delinquency and Default Information
A.  Automobiles Delinquency Information
                Delinquency                                                                                            Principal
                 0  -29 days (Current)                                                                           $806,148,744.72   A
                30  -59 days                                                                                     $  8,473,401.76   A
                60  -89 days                                                                                     $  1,871,814.82   A
                91 -119 days                                                                                     $  1,280,744.47   A
                120+ days                                                                                        $    108,731.22   A
                Total                                                                                            $ 11,734,692.27   D

                Delinquency                                                                                                Units
                 0  -29 days (Current)                                                                                    63,063   A
                30  -59 days                                                                                                 618   A
                60  -89 days                                                                                                 144   A
                91 -119 days                                                                                                  91   A
                120+ days                                                                                                     10   A
                Total                                                                                                        863   D

B.  Delinquency Percentage
                1.  Outstanding Principal Balance for Delinquency **** 60 days                                   $  3,261,290.51   D
                2.  Portfolio Principal Ending Balance for Collection Period                                     $817,883,437.09   D
                3.  Delinquency Percentage (1/2)                                                                            0.40%  D

C. Automobiles Default Information
                1. Aggregate Principal Balance for Defaulted Receivables                                         $  7,566,682.31   D
                2. Number of Current Defaulted Loans                                                                         102   A
                3. Aggregate Number of Defaulted Loans                                                                       523   D
                4. Current Default Percentage (Annualized)                                                                  1.66%  D

**** Greater than or equal to

                   National City Auto Receivables Trust 2002-A
        $229,500,000 2.04% Automobile Loan Pass-Through Notes, Class A-1 $230,000,000 3.00% Automobile Loan Pass-Through Notes, Class A-2 $321,000,000 4.04% Automobile Loan Pass-Through Notes, Class A-3 $266,235,000 4.83% Automobile Loan Pass-Through Notes, Class A-4 $ 47,200,000 3.62% Automobile Loan Pass-Through Notes, Class B
        $ 16,659,100 4.52% Automobile Loan Pass-Through Notes, Class C
                       MONTHLY SERVICER CERTIFICATE REPORT

X. Portfolio Average Delinquency Ratio
A. Delinquency Ratio for 2 Collection Periods Prior                        0.35%   D
B. Delinquency Ratio for Prior Collection Period                           0.38%   D
C. Delinquency Ratio for Current Collection Period                         0.40%   D
D. Average Delinquency Ratio ((sum A through C)/3)                         0.38%   D

XI.  Portfolio Average Net Loss Ratio
           1.  Principal Recoveries of Defaulted Receivable     $    498,876.14    D
           2.  Principal Balance of Defaulted Receivable        $  1,538,255.64    D
           4.  Average Pool Balance for Collection Period       $831,834,193.44    D
           5.  Net Loss Ratio ((2- 1)/3)                                   1.50%   D
           6.  Cumulative Net Principal Loss                    $  4,924,639.81    D
           7.  Cumulative Net Loss Ratio                                   0.44%   D

A. Net Loss Ratio for 2 Collection Periods Prior                           1.13%   D
B. Net Loss Ratio for Prior Collection Period                              1.00%   D
C. Net Loss Ratio for Current Collection Period                            1.50%   D
D. Average Net Loss Ratio ((sum A through C)/3)                            1.21%   D

XII. Portfolio Information
A. Weighted Average APR                                                   8.710%   A
B. Weighted Average Remaining Term                                           49    A
C. Weighted Average Original Term                                            63    A
D  Monthly Prepayment Speed (% ABS)                                        1.42%   D
E. Cumulative Prepayment Speed (% ABS)                                     1.36%   D

                   National City Auto Receivables Trust 2002-A
        $229,500,000 2.04% Automobile Loan Pass-Through Notes, Class A-1 $230,000,000 3.00% Automobile Loan Pass-Through Notes, Class A-2 $321,000,000 4.04% Automobile Loan Pass-Through Notes, Class A-3 $266,235,000 4.83% Automobile Loan Pass-Through Notes, Class A-4 $ 47,200,000 3.62% Automobile Loan Pass-Through Notes, Class B
        $ 16,659,100 4.52% Automobile Loan Pass-Through Notes, Class C
                       MONTHLY SERVICER CERTIFICATE REPORT

1)    Class A-1 Principal                                                       $           0.00    D
      Principal Factor                                                                 0.0000000    D

2)    Class A-1 Interest                                                        $           0.00    D
      Interest Factor                                                                  0.0000000    D
                Total per each individual Class A-1 Note                        $           0.00    D

3)    Class A-2 Principal                                                       $  25,879,293.40    D
      Principal Factor                                                                 0.1312005    D

4)    Class A-2 Interest                                                        $     493,124.88    D
      Interest Factor                                                                  0.0025000    D
                Total per each individual Class A-2 Note                        $         114.66

5)    Class A-3 Principal                                                       $           0.00    D
      Principal Factor                                                                 0.0000000    D

6)    Class A-3 Interest                                                        $   1,080,700.00    D
       Interest Factor                                                                 0.0033667    D
                Total per each individual Class A-3 Note                        $           3.37    D

7)    Class A-4 Principal                                                       $           0.00    D
         Principal Factor                                                              0.0000000    D

8)    Class A-4 Interest                                                        $   1,071,595.88    D
      Interest Factor                                                                  0.0040250    D
                Total per each individual Class A-4 Note                        $           4.03    D

9)    Class B Principal                                                         $   1,494,677.36    D
      Principal Factor                                                                 0.0329889    D

10)   Class B Interest                                                          $     136,680.63    D
      Interest Factor                                                                  0.0030167    D
                Total per each individual Class B Note                          $          34.56    D

11)   Class C Principal                                                         $     527,541.94    D
      Principal Factor                                                                 0.0329889    D

12)   Class C Interest                                                                 60,234.65    D
      Interest Factor                                                                  0.0037667    D
                Total per each individual Class C Note                          $          35.28    D

13)   Fees and Compensation paid to Servicer
                (a)  Total                                                      $     704,820.79    D
                (b)  Per individual Class A, Class B and Class C Note           $         704.82    D

14)   The amount deposited into the Reserve Account                             $           0.00    D

15)   Aggregate Unreimbursed Advances
                This Month                                                      $           0.00    D
                Previous Month                                                  $           0.00    D
                Change From Previous Month                                      $           0.00    D

16)   (a) Pool Balance after this payment                                       $ 817,883,437.09    D
      (b) Pool Factor after this payment                                               0.7364378    D
      (c) Pool survival factor after this payment                                      0.8564278    D

17)   (a) Available Reserve Account Amount                                      $  11,105,941.01    D
      (b) Percent of Pool Balance                                                           1.31%   D

18)   Required Reserve Account Amount                                           $  11,105,941.01    D

19)   Payment to Certificateholders                                             $   1,290,551.34    D